April 5, 2017

Dear Shareholder:

We cordially invite you to attend the Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. The Annual Meeting will be held at The American Foundry, 246 West Seneca Street, Oswego, NY 13126 at 10:00 a.m., Eastern Time, on May 5, 2017.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting, we will also report on our operations. Directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to questions that shareholders may properly present.

The Annual Meeting is being held so that shareholders may consider the election of three directors and the appointment of Bonadio & Co., LLP, as our independent registered public accounting firm for the year ending December 31, 2017.

For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the election of the nominated directors and "FOR" the ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2017.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, or vote by telephone or internet as directed on our Proxy Card enclosed, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Thomas W. Schneider
President and Chief Executive Officer

Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126
 (315) 343-0057
NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
 To Be Held On May 5, 2017
Notice is hereby given that the Annual Meeting of Pathfinder Bancorp, Inc. will be held at The American Foundry, 246 West Seneca Street, Oswego, NY 13126 at 10:00 a.m., Eastern Time, on May 5, 2017.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1)	The election of three directors; and
2)	The ratification of the appointment of Bonadio & Co., LLP as our independent registered public accounting firm for the year ending December 31, 2017; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 16, 2017 are the shareholders entitled to vote at the Annual Meeting, and any adjournments thereof.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET AS DIRECTED ON OUR PROXY CARD ENCLOSED.  ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

OUR PROXY STATEMENT, ANNUAL REPORT TO SHAREHOLDERS AND PROXY CARD ARE AVAILABLE ON THE INTERNET AT WWW.PATHFINDERBANK.COM/ANNUALMEETING.  IF YOU NEED DIRECTIONS TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON, PLEASE CALL US AT 315-207-8036.

By Order of the Board of Directors

Edward A. Mervine
Secretary
April 5, 2017

IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT
Pathfinder Bancorp, Inc.
214 West First Street
Oswego, New York 13126
 (315) 343-0057
ANNUAL MEETING OF SHAREHOLDERS
May 5, 2017

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Pathfinder Bancorp, Inc. (the "Company") to be used at our Annual Meeting of shareholders (the "Annual Meeting"), which will be held at The American Foundry, 246 West Seneca Street, Oswego, NY 13126 on May 5, 2017 at 10:00 a.m., Eastern Time, and all adjournments of the Annual Meeting. The accompanying notice of Annual Meeting of shareholders and this proxy statement are first being mailed to shareholders on or about April 5, 2017.

REVOCATION OF PROXIES

Shareholders who sign the proxies we are soliciting will retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted "For" the proposals set forth in this proxy statement or hereafter. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares as directed by a majority of the Board of Directors in attendance at the Annual Meeting.  We know of no additional matters that will be presented for consideration at the Annual Meeting.

Proxies may be revoked by sending written notice of revocation to our Secretary, at the address shown above, by delivering to us a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of any shareholder who had returned a proxy will not revoke the proxy unless the shareholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to our Secretary prior to the voting of the proxy. If you are a shareholder whose shares are not registered in your name, you will need appropriate documentation from your record holder to vote in person at the Annual Meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on March 16, 2017, (the "Record Date"), are entitled to one vote for each share they own. As of the Record Date, we had 4,246,980 shares of common stock outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a shareholder holds shares in street name (i.e., the shares are held in a stock brokerage account or by a bank, trust, or other institution) and does not provide voting instructions to the holder of the account for non-discretionary voting items such as the election of directors, such shares will be considered "Broker non-votes." Broker non-votes and proxies marked "abstain" will be counted for purposes of determining that a quorum is present, but will not be considered as votes cast as to the matters to be considered.

As to the election of directors, shareholders may cast their votes "For" or "Withhold."  As to the ratification of our independent registered public-accounting firm, shareholders may cast their votes "For," "Against" or "Abstain."

Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.  The affirmative vote of holders of a majority of the total votes cast at the Annual Meeting in person or by proxy, without regard to broker non-votes or proxies as to which shareholders abstain, is required for ratification of Bonadio & Co., LLP as our independent registered public accounting firm (the "Auditors") for the year ending December 31, 2017.

At our 2015 Annual Meeting, shareholders adopted a resolution approving "Say-on-Pay" and a separate resolution authorizing that future "Say-on-Pay" votes be conducted every three years. The Board of Directors, in its discretion, has considered that advisory vote and will not be conducting a "Say-on-Pay" vote this year, and the next "Say-on-Pay" vote will be held in 2018.

In accordance with the provisions of our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of our common stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. Our Articles of Incorporation authorize the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

If you participate in the Pathfinder Bank ("Pathfinder Bank" or the "Bank") Employee Stock Ownership Plan (the "ESOP"), you will receive a voting instruction card so that you may direct the trustee to vote on your behalf under the plan.  Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account.  The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Pathfinder Bancorp, Inc. common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.  The deadline for returning your ESOP voting instructions is April 26, 2017.

Persons and groups who beneficially own in excess of 5% of the Company's common stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by directors or nominees to the Board individually, by executive officers individually, by executive officers and directors as a group and by each person who was the beneficial owner of more than 5% of our outstanding shares of common stock.  None of the shares beneficially owned by directors, executive officers or nominees to the board of directors have been pledged as security or collateral for any loans.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Number of Unexercised Stock Options which are included in Beneficial Ownership (2)	Percentage of Shares of Common Stock Outstanding

Pathfinder Bank Employee Stock Ownership Plan Trust (3)
c/o Pentegra Services, Inc.
2 Enterprise Drive, Suite 408
Shelton, CT 06484	436,846	N/A	10.31%

Maltese Capital Holdings, LLC (4)	266,056	N/A	6.28%
Maltese Capital Management, LLC
Terry Maltese
150 East 52nd Street, 30th Floor
New York, New York 10022

Directors and Executive Officers (5)

David A. Ayoub	24,360	6,698	0.57%
William A. Barclay (6)	66,175	9,993	1.56%
Chris R. Burritt	39,661	9,993	0.94%
John P. Funiciello	28,079	6,698	0.66%
Adam C. Gagas (7)	178,833	3,404	4.22%
George P. Joyce (8)	107,310	9,993	2.53%
John F. Sharkey, III	26,919	3,404	0.64%
Melanie Littlejohn	5,272	1,757	0.12%
Lloyd "Buddy" Stemple (9)	57,540	9,993	1.36%
Thomas W. Schneider	85,150	23,357	2.01%
James A. Dowd	63,191	24,496	1.49%
Edward A. Mervine	58,608	21,496	1.38%
Melissa A. Miller	39,748	22,614	0.94%
Daniel R. Phillips	27,735	6,707	0.65%
Ronald Tascarella (10)	83,611	9,260	1.97%

All Directors and Executive Officers as a Group (15 persons)	892,192	169,863	21.06%

1)
A person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.  This table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power. This table also includes unvested restricted stock over which the person has voting power, but no investment power. Unless otherwise indicated, the named individual has sole voting and investment power. ESOP shares allocated to the officers are also included within their respective totals.

2)	These options are exercisable within 60 days of the Record Date. They cannot be voted until exercised.
3)
On a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2017, Pentegra Trust Company, the trustee for the Pathfinder Bank Employee Stock Ownership Plan, reported sole voting power for 194,576 shares of our common stock, shared voting power for 242,270 shares of our common stock, sole dispositive power over 422,484 shares of our common stock and shared dispositive power over 14,362 shares of our common stock.

4)
On a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2017, Maltese Capital Management LLC reported shared dispositive and voting power with respect to 266,056 shares of our common stock; Maltese Capital Holdings, LLC reported shared dispositive and voting power with respect to 208,056 shares of our common stock; and Terry Maltese reported shared dispositive and voting power with respect to 266,056 shares of our common stock.

5)	The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.
6)	Mr. Barclay has sole voting and investment power over 8,236 shares, shared voting power over 40,137 shares and custodial voting power over 4,294 shares.
7)	Mr. Gagas has sole voting and investment power over 22,250 shares and shared voting power over 149,664 shares.
8)	Mr. Joyce has sole voting and investment power over 14,152 shares and shared voting power over 79,650 shares.
9)	Mr. Stemple has sole voting and investment power over 41,532 shares and shared voting power over 2,500 shares.
10)	Mr. Tascarella has sole voting and investment power over 61,969 shares and shared voting power over 5,000 shares.

SMALLER REPORTING COMPANY

The Company has elected to prepare this Proxy Statement and other annual and periodic reports as a "Smaller Reporting Company" consistent with rules of the Securities and Exchange Commission.

CONDUCT OF MEETING

In accordance with our bylaws, and by action of the Board of Directors, the Chair of the Board will preside over the Annual Meeting.  The Chair of the Board has broad authority to ensure the orderly conduct of the meeting.  This includes discretion to recognize shareholders who wish to speak, and the right to determine the extent of discussion on each item of business.  Rules governing the conduct of the meeting have been established and will be available at the meeting along with the agenda of the matters to be considered at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our bylaws presently allow the Company to fix the number of directors.  The number is currently fixed at ten directors.  Our bylaws provide that the number of directors be divided into three classes, as nearly equal in number as reasonably possible, and for approximately one third to be elected each year.  Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and qualify.  We are nominating the following persons, each for a three year term: William A. Barclay, Chris R. Burritt and George P. Joyce.

The table below sets forth certain information regarding the composition of the Board of Directors and Director Nominees, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected and each nominee has agreed to serve if elected.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH NOMINEE.

Name (1)	Age (2)	Position Held	Director Since (3)	Current Term to Expire

Nominees
William A. Barclay	48	Director	2011	2017
Chris R. Burritt	63	Chairman of the Board	1986	2017
George P. Joyce	66	Director	2000	2017

Directors Continuing in Office
John P. Funiciello	53	Director	2011	2018
Thomas W. Schneider	55	Director, President and Chief Executive Officer	2001	2018
Lloyd "Buddy" Stemple	56	Director	2005	2018
David A. Ayoub	54	Director	2012	2019
Adam C. Gagas	45	Director	2014	2019
John F. Sharkey, III	59	Director	2014	2019
Melanie Littlejohn	52	Director	2016	2019

(1)	The mailing address for each person listed is 214 West First Street, Oswego, New York 13126.
(2)	As of March 16, 2017.
(3)	Dates prior to 1995 reflect initial appointment to the Board of Trustees of the mutual predecessor to Pathfinder Bank, the Company's operating subsidiary.

The principal occupation during the past five years of each director, nominee and executive officer, as well as other relevant experience, is set forth below. All directors, nominees and executive officers have held their present positions for five years unless otherwise stated.  None of our directors, nominees or executive officers have been the subject of securities litigation, regulatory enforcement or bankruptcy in the past ten years.

NOMINEES

William A. Barclay is a graduate of St. Lawrence University and Syracuse University College of Law.  An attorney and businessman, Mr. Barclay is a partner in the Syracuse law firm of Barclay Damon, LLP, where he specializes in business law. Mr. Barclay has served on several community organizations throughout his career including the SUNY Oswego College Council, the Rosamond Gifford Zoo at Burnet Park, the Everson Museum of Art, and Northern Oswego County Health Services, Inc. Mr. Barclay currently serves on the Boards of Countryway Insurance Company and QMP Enterprises.  In 2004, he was recognized as one of Oswego County Business Magazine's Forty under 40, an honor given to Oswego County leaders under the age of 40. Mr. Barclay was also awarded the 2007 Martin Rose Economic Developer Merit Award for his commitment to the economic development process by helping to facilitate the attraction and retention of businesses in Oswego County.  Mr. Barclay is currently a New York State Assemblyman for the 120th District, which includes parts of Oswego, Onondaga and Jefferson counties.  Mr. Barclay's in-depth knowledge of economic development and the law provide the Board with a unique and valuable perspective into economic development and legal issues.  The Board, therefore, supports his re-election.

Chris R. Burritt is the former President and General Manager of R.M. Burritt Motors, Inc., an automobile dealership located in Oswego, New York.  Mr. Burritt was elected Chairman of the Board effective January 1, 2014.  In addition to his prior long term ownership and management of his well known local business, Mr. Burritt is active in community affairs.  He presently serves on the board of directors of Oswego Hospital and is a member of its Finance/Operations Committee. Mr. Burritt also serves as Director of the NYS Automobile Dealers Association in Albany, NY.  Mr. Burritt's experience operating a local business and substantial ties to the communities served by the Bank provides the Board with valuable insight into managing and overseeing a business, and the Board supports his re-election.

George P. Joyce is the owner and operator of Laser Transit, Ltd., Lacona, New York, a Central New York logistics services provider. Mr. Joyce has a BA in Economics from SUNY Oswego.  He has been a Controller for transportation and warehousing firm, as well as a manager in an IT consulting firm.  He is also presently President of Intelliflex, LLC, a third party logistics firm performing freight forwarding and outsourced logistics services for its customers.  He has served as President and Chair of the Board of Trustees for Oswego Hospital, Chair of the Board of Operation Oswego County, Vice President of Seneca Hill Manor, Director of the Oswego College Foundation and numerous other community organizations.  Mr. Joyce provides the Board with extensive financial and business experience as well as valuable insight into technology issues, and the Board supports his re-election.

CONTINUING DIRECTORS

David A. Ayoub serves as Partner-in-Charge of the Tax Department at the Syracuse firm of Bowers & Company, CPA's.  In that capacity, Mr. Ayoub consults on corporate mergers and acquisitions, and also assists start-up businesses.  In addition, he oversees the firm's tax compliance, technical research, planning and consulting.  Mr. Ayoub has over 30 years of accounting and taxation experience.  Mr. Ayoub is a graduate of Rochester Institute of Technology with a BBA in Accounting and is a Certified Public Accountant in New York State.  He is also a Member of the American Institute of Certified Public Accountants, as well as the New York State Society of Certified Public Accountants.  Mr. Ayoub pursues an active role in the community, serving on boards including Make-A-Wish Foundation of Central New York, where he is the immediate Post Chair.   He has also worked previously with the United Way and Score.  Mr. Ayoub's extensive experience with corporate transactions as well as his experience in business and tax offers the board an invaluable perspective of the Bank's business.

John P. Funiciello is a licensed real estate broker and developer who owns and operates JF Real Estate in Syracuse, NY.  Mr. Funiciello began his career in real estate in 1986 as a commercial real estate agent and founded JF Real Estate in 1992.  JF Real Estate represents both owners and users of real estate, providing a wide array of skills and services that include brokerage, development, tenant and owner representation, site selection, space planning, building management, and much more.  Currently JF Real Estate represents approximately three million square feet of commercial and residential real estate in the Central New York Region.  Mr. Funiciello is a graduate of the State University of New York at Cortland with a degree in Economics and a concentration in Business.  He is an active member in the Syracuse community and has served on the Boards of Children's Consortium and the Samaritan Center. He currently sits on the Board at the North West YMCA.  Mr. Funiciello was recognized by the Central New York Business Journal's 40 Under 40, an honor given to Onondaga County business leaders under the age of 40.  Mr. Funiciello's extensive real estate experience and knowledge of the local real estate market, as well as his insight into managing and overseeing a business, brings valuable expertise to the Board.

Adam C. Gagas is a Principal in Disciplined Capital Management, LLC, an SEC registered investment advisor firm and founder and CEO of Breakwall Asset Management, LLC, a New York State registered investment advisor located in Oswego. Mr. Gagas was an analyst on teams managing multi-billion dollar portfolios at Skandia Asset Management and Principal Global Investors in New York City. He was awarded an Alfa Fellowship and completed a yearlong professional placement as an institutional investment analyst at Alfa Capital in Moscow, Russia. He is also the owner/operator of Gagas Realty Corporation, a multi-property commercial real estate holding company. In addition, he is an adjunct instructor of Corporate Finance in the SUNY Oswego School of Business. Mr. Gagas earned a BA from Hobart College with majors in Economics and Russian Studies, and an MBA with a concentration in Finance from the Leonard N. Stern School of Business at New York University. His extensive community involvement includes having served as Secretary and Treasurer of Oswego Health, chair of that organization's Audit and Investment committees, and as a member of the Executive committee. He is currently President of the Oswego Health Foundation and a board member of Oswego's historic Riverside Cemetery.  Mr. Gagas' expertise in finance, particularly of public companies, provides us with valuable insight.

Melanie Littlejohn serves as the Vice President, New York Jurisdiction of National Grid. (NYSE: NGG), a natural gas and electricity provider, where she is responsible for establishing and maintaining strong local relationships that drive superior customer satisfaction, and promoting safety and reliability of the network, emergency management, economic development initiatives, gas and electric energy efficiency programs, renewable energy solutions, and distributed resource projects in line with customer priorities within New York. Prior to 2011 when Ms. Littlejohn was named to her current position, she was the Executive Director of Energy Solutions Delivery for National Grid's Central New York division.  Ms. Littlejohn joined the company (then Niagara Mohawk) in April of 1994 as the Director of Inclusion & Diversity-US Operations.  Before joining Niagara Mohawk, Ms. Littlejohn was the Executive Director of Urban League Onondaga County. Before joining the Urban League, she was the Manager of International Client Services for Banker's Trust Company in the Wall Street District.  Ms. Littlejohn obtained a Bachelor of Arts degree in Liberal Arts from the State University of New York at Stony Brook and a Master's Degree in Business Administration from Syracuse University's Whitman School of Management. In addition, she was selected to participate in National Grid's Developing Future Business Leader's program administered by the London Center for High Performance.  She resides in Syracuse, New York.  Ms. Littlejohn pursues an active role in the community, currently serving as the Trustee/Officer of Onondaga County Community College, Business Advisory Council for the Federal Reserve Bank of New York, Board of Directors and Executive Committee of CenterState CEO, Board of Directors of Manufacturers of Central New York, Consensus CNY (Commission Member), SUNY Morrisville Business School, Council of Advisor's, St. Joseph's Hospital, the Downtown Committee, and Say Yes to Education (Scholarship Board). Ms. Littlejohns' experience in working with a large public company provides us with valuable market perspective.

John F. Sharkey, III is President of Universal Metal Works, a custom metal fabrication facility, in Fulton, New York, and the Managing Partner of Universal Properties, LLC. Prior to his role with Universal Metal Works, Mr. Sharkey was President of Universal Joint Sales, a heavy-duty truck parts distributor, headquartered in Syracuse, New York. During his tenure at Universal Joint Sales, the company grew to 13 locations throughout the Northeast and Florida. In 1998, Mr. Sharkey sold Universal Joint Sales to FleetPride. For three years following the sale of the company, Mr. Sharkey acted as FleetPride's Regional Vice President.  Mr. Sharkey is an active member of the Central New York community, serving on boards including Oswego State Economic Advisory Council and the St. Anne Mother of Mary Parish. He is also a committee member of the Syracuse Chapter of Ducks Unlimited and volunteers as a pilot/crew member for Angel Flight. Mr. Sharkey's management experience and business knowledge provides a valuable resource and perspective to the Board.

Lloyd "Buddy" Stemple is the Chief Executive Officer of Constellium Rolled Products in Ravenswood, West Virginia, a global supplier of rolled aluminum to the Aerospace and Transportation materials industries (NYSE: CSTM).  Mr. Stemple, until recently, was the Chief Executive Officer of Oman Aluminum Rolling Company.  The Oman Aluminum Rolling Company is a new venture supported by the government of Oman which started commercial production of rolled aluminum in late 2013. Prior to his work in Oman, he was the Vice-President and General Manager of Novelis Specialty Products, Novelis Inc., which has manufacturing locations in Oswego, New York, Kingston, Ontario Canada and sales offices in Cleveland, Ohio and Detroit, Michigan.  Mr. Stemple is on the Board of SECAT which is a metallurgical Research Laboratory specializing in aluminum product and process technologies.  He is also a member of the Compensation Committee of SECAT.  Mr. Stemple also served as a Board member of the Aluminum Association in Washington, DC.  The Association promotes the use of aluminum and all matters impacting the industry. Mr. Stemple has an Engineering Degree, an MBA and a Masters Degree in International Management from McGill University and a Diploma from INSEAD in France.  Mr. Stemple's varied experience in management of publicly traded companies is a valuable asset to our Board.

EXECUTIVE OFFICER OF THE COMPANY WHO IS A DIRECTOR

Thomas W. Schneider has been employed by the Bank since 1988.  Mr. Schneider is the President and Chief Executive Officer of Pathfinder Bancorp, Inc. and the Bank. Prior to his appointment as President in 2000, Mr. Schneider was the Executive Vice President and Chief Financial Officer of Pathfinder Bancorp, Inc. and the Bank. Mr. Schneider is a member of the boards of directors of Pathfinder Bancorp, Inc. and the Bank. Mr. Schneider provides the Board with extensive knowledge of our customers and lending markets.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

James A. Dowd, CPA, age 49, has been employed by the Bank since 1994 and presently serves as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Pathfinder Bancorp, Inc. and the Bank. Mr. Dowd is responsible for the branch administration, accounting, finance, marketing and facilities departments.

Ronald Tascarella, age 58, serves as Executive Vice President and Chief Credit Officer of Pathfinder Bancorp, Inc. and the Bank.  Prior to joining us in 2006, he was Senior Vice President of Oswego County National Bank.  Mr. Tascarella is responsible for the Bank's lending operations.

Edward A. Mervine, ESQ, age 60, is Senior Vice President, General Counsel and Corporate Secretary for Pathfinder Bancorp, Inc. and the Bank. Prior to joining us in 2002, Mr. Mervine was a partner in the law firm of Bond Schoeneck & King, PLLC.  Mr. Mervine is responsible for human resources, loss mitigation, security and legal and regulatory compliance.

Melissa A. Miller, age 59, has been employed by the Bank since 1976.  Ms. Miller is a Senior Vice President and Chief Customer Experience Officer of Pathfinder Bancorp, Inc. and the Bank. Ms. Miller is responsible for improving the banking experience of our customers.

Daniel R. Phillips, age 52, has been employed by the Bank since 1999 and presently serves as Senior Vice President and Chief Information Officer of Pathfinder Bancorp, Inc. and the Bank. Prior to joining us in 1999, he was Assistant Vice President of Community Bank.  Mr. Phillips is responsible for electronic delivery channels, information security and technology platforms.

INDEPENDENCE AND DIVERSITY OF DIRECTORS

Our common stock is listed on the NASDAQ Capital Market. The Board of Directors has determined that all of its directors, with the exception of Mr. Schneider, are "independent" pursuant to NASDAQ's listing requirements. In evaluating the independence of our independent directors, we considered the following transactions between us and our independent directors that are not required to be disclosed under "— Transactions with Certain Related Persons:"

(1)
We bought a vehicle and paid for maintenance through the dealership owned by Mr. Burritt, prior to his sale of the dealership on September 17, 2016.  The total cost of the vehicle and maintenance prior to the sale was $47,474.

(2)	We paid $6,765 for parking in a garage in downtown Syracuse for our Pike Block Branch owned by Director, John Funiciello; and
(3)	We paid the law firm which our Director William A. Barclay is a partner, for real estate loan closings paid for by borrowers and paid the firm $7,620 for closing services not paid by borrowers.

Our Board of Directors determined that these transactions did not impair the independence of the named directors.  Our independent directors hold executive sessions no less than twice a year.

Pathfinder Bank conducts its business primarily in Oswego and Onondaga counties and the immediately contiguous counties in Upstate New York.  Our Board members are not, therefore, geographically diverse. Although the Nominating Committee does not have a formal policy with regard to the consideration of diversity in identifying a director nominee, the Nominating Committee is seeking to diversify and recently added Melanie Littlejohn (elected in 2016), an African American woman, to the Board.  We hope to continue to diversify our Board membership.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

There were no transactions or series of transactions since the beginning of the Company's fiscal year or any currently proposed transaction where the Company was or is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Sarbanes-Oxley Act of 2002 generally prohibits an issuer from (i) extending or maintaining credit; (ii) arranging for the extension of credit; or (iii) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, however, one of which is applicable to us. This prohibition does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  Regulations permit executive officers and directors to receive the same terms through programs that are widely available to other employees, as long as the executive officer or director is not given preferential treatment compared to the other participating employees.  The Bank has made loans to each of the following officers and/or directors or their immediate families: Chris Burritt, James Dowd, John Funiciello, George Joyce, Edward Mervine, Melissa Miller, Daniel Phillips, Thomas Schneider, John Sharkey, III, Lloyd Stemple and Ronald Tascarella.
Full-time employees and directors after one year of service at the Bank are entitled to receive a primary residence mortgage loan at an interest rate of 0.50% below market, consistent with applicable laws and regulations.

The chart below lists the executive officers and directors who participated in the employee mortgage loan program during the years ended December 31, 2016 and 2015 and certain information with respect to their loans.  No other directors or executive officers participated in the employee mortgage loan program during the years ended December 31, 2016 and 2015.

	Largest Aggregate		Non-	Principal	Principal Paid	Interest Paid
	Balance 01/01/15	Interest	Employee	Balance	01/01/15 to	01/01/15 to
	to 12/31/16	Rate	Interest Rate	12/31/2016	12/31/2016	12/31/2016
Name	$	%	%	$	$	$
Thomas Schneider	182,798	5.250	5.750	171,202	11,596	18,621
Edward Mervine	76,419	3.375	3.875	24,901	51,518	3,554
James Dowd	116,116	2.625	3.125	99,641	16,475	5,707
Chris Burritt	45,383	3.250	3.750	2,437	42,946	1,627
Lloyd Stemple	233,208	2.750	3.250	200,546	32,662	11,974
Daniel Phillips	68,348	3.625	4.125	65,352	2,996	4,852
George Joyce	29,364	5.875	6.375	5,348	24,016	2,126

Other than the loans noted above in the table, all other loans made to directors or executive officers: were made in the ordinary course of business; were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and did not involve more than normal risk of collectability or present other unfavorable features.
All transactions between us and our executive officers, directors, holders of 10% or more of the shares of the Company's common stock and affiliates thereof, must be approved by a majority of our independent outside directors not having any interest in the transaction, pursuant to our Code of Ethics.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our common stock is registered with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). Our officers and directors and beneficial owners of greater than 10% of our common stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4, or 5 on a timely basis. All reporting persons of our Company satisfied these filing requirements during 2016, except as described below:

•	A required Form 3 report was not filed on a timely basis by Director Littlejohn upon her election to the Company's board;
•	Required Form 4s for each of our directors was not filed on a timely basis by each director to report the granting of stock options and restricted stock awards dated May 6, 2016;
•	A required Form 4 report was not filed on a timely basis by Director Joyce to report a purchase of shares by his father. Director Joyce has voting power over such shares;
•	A required Form 4 report was not filed on a timely basis by Senior Vice President Daniel Phillips upon the granting of stock options dated March 31, 2016; and
•	A required Form 4 report was not filed on a timely basis by Director and Chief Executive Officer, Thomas Schneider, upon a cashless exchange of stock options, dated August 15, 2016.

LEADERSHIP STRUCTURE AND RISK OVERSIGHT ROLE OF BOARD OF DIRECTORS

Our Board has a separate person serve as Chief Executive Officer ("CEO") and Chair of the Board and has functioned with that separation since the year 2000.  Mr. Burritt, our Chair, is an independent director as defined by NASDAQ's listing requirements. The Company has spent significant time evaluating its leadership structure and has determined that, under the present circumstances, separating the Chair and CEO positions is appropriate.  We believe this separation allows our Board to concentrate on policy and strategy and our CEO the time to concentrate on executing same.  Additionally, we believe this structure is most appropriate given the Board's role in monitoring the Company's execution of its business plan and the risk elements associated with such execution.

The primary risks facing the Bank, as the operating subsidiary of Pathfinder Bancorp, Inc., are interest rate risk, liquidity risk, investment risk, credit risk, risks associated with inadequate allowance for loan losses, cyber security risks, competitive risks and regulatory risks.  While the full Board is actively engaged in monitoring all of the noted risks, we have further assigned specific responsibilities to Board Committees for detailed review.  The Asset/Liability Committee, with the assistance of professional consultants, monitors interest rate risk, investment risk and liquidity risk. The Executive/Loan Committee, with the assistance of a professional loan review consultant, monitors the credit risks and risks associated with allowance for loan losses.  The Technology Steering Committee, with the assistance of professional experts, monitors and responds to cyber risks.  In addition, we purchase internet liability and other insurance to protect us against cyber security risks.  The Audit/Compliance Committee monitors regulatory risks.  Every member of our Board engages in continuing education in an effort to monitor Enterprise Risk Management issues so that they can effectively engage in their oversight role.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Board of Directors is conducted through meetings and activities of the Board and its committees. During the year ended December 31, 2016, the Board of Directors held nine regular meetings and one special meeting. During the year ended December 31, 2016, no director attended fewer than 75 percent of the total meetings of the Board of Directors and committees on which such director served.

COMPENSATION COMMITTEE

The Compensation Committee meets periodically to review the performance of officers and employees and to determine compensation programs and adjustments. The entire Board of Directors ratifies the recommendations of the Compensation Committee. In the year ended December 31, 2016, the members of the Compensation Committee were Directors Joyce, Stemple, Ayoub, Gagas and Sharkey. All of these directors are "independent" pursuant to NASDAQ listing requirements. The Compensation Committee met four times during the year ended December 31, 2016.  The Compensation Committee has a charter which is available at our website at http://www.pathfinderbank.com/investor-relations.

Any shareholder who wishes to communicate directly with a member of the compensation committee should do so by e-mail to compcommittee@pathfinderbank.com.

As a small reporting company, we are not required to include a Compensation Discussion and Analysis (CD&A) under Item 402(b) of Regulation S-K.  Nevertheless, we do want our shareholders to understand fully our compensation policies and procedures so we incorporate many, but not all, of the required disclosures of a full CD&A.

Our Compensation Philosophy.  The Company's ability to attract and retain talented employees and executives with skills and experience is essential to providing value to its shareholders.  The Company seeks to provide fair and competitive compensation to its employees (including the Named Executive Officers described below) by providing the type and amount of compensation consistent with our peers.  We also seek to drive performance through short term incentive compensation and to align our executives' interest with shareholders with appropriate equity awards.

Role of the Compensation Committee and Consultants.  The Committee annually reviews the performance of the CEO and other executive officers and recommends to the Board of Directors changes to base compensation, as well as the amount of any bonus to be awarded.  In determining whether the base salary of an officer should be increased, the Committee and the Board of Directors take into account individual performance, performance of the Company and information regarding compensation paid to executives of peer group institutions performing similar duties in the Bank's market area. The CEO recommends to the Compensation Committee, compensation arrangements for the Executive and Senior Vice Presidents.  He does not recommend compensation arrangements for himself or Board members.

While the Compensation Committee and the Board of Directors do not use strict numerical formulas to determine changes in compensation for the CEO, Executive and Senior Vice Presidents, and while they weigh a variety of different factors in their deliberations, both company-wide and individually-based performance objectives are used in setting the compensation of the CEO, Executive and Senior Vice Presidents.  Company-wide performance objectives emphasize earnings, profitability, earnings contribution to capital, capital strength, asset quality, and return on equity which are customarily used by similarly-situated financial institutions in measuring performance.  Individually-based performance objectives include non-quantitative factors considered by the Compensation Committee and the Board of Directors such as general management oversight of the Company, the quality of communication with the Board of Directors, the productivity of employees and execution of the Bank's Strategic Plan. Finally, the Compensation Committee and the Board of Directors considers the standing of the Company with customers and the community, as evidenced by customer and community complaints, compliments and a customer survey completed in 2009 and again in 2013. Both of these surveys have been supplemented by monthly surveys of new customers. While the Compensation Committee and the Board of Directors consider  each  of  the  quantitative  and  non-quantitative factors described above,  such  factors  are  not  assigned  a  specific weight in evaluating the performance  of  the  CEO, Executive and  Senior Vice Presidents.  Specific weights are assigned to certain factors in the bonus system, however.

The Compensation Committee retains the services of Arthur Warren Associates ("Warren") to assist the Committee in analyzing executive and director compensation. Generally, Warren is retained triannually coincident with our "Say-on-Pay" vote.   He has also been retained for special projects like the freeze of our company pension, the implementation of a defined contribution SERP and other projects.
Warren was hired in 2014 to complete our triennial study of compensation for Named Executive Officers and independent board members.  Warren billed the Company $15,600 for his services in 2014.  Warren used a peer group consisting of publicly traded banks. Some of these peers were selected because of their geographic proximity and some were chosen because of their similar size and structure.
Warren also relied on other survey sources including FDIC data as of June 30, 2014, Pearl Meyer & Partners 2013 New York Bankers Association Banking Compensation Survey, 2013 Northeast Bankers Survey, and the ERI Economic Research Institute Survey.
While there was no study of compensation completed in 2016 by Warren, consistent with our triannual practice described previously, the Compensation Committee was presented with a report prepared by management that tracks executive compensation of the peer group which is listed below.  This report shows that for 2016, Mr. Schneider's total compensation was near the median of his peers and is also relatively aligned with the performance of the Company.  Unvested options and unvested restricted stock were not considered in this analysis.
Name	Ticker	Name	Ticker
Community Bancorp	CMTV	Salisbury Bancorp	SLA
Elmira Savings Bank	ESBK	Union Bankshares	UNB
Enterprise Bancorp	EBTC	Wellesley Bancorp	WEBK
Evans Bancorp	EVBN	Citizens Community	CZWI
Green County Bancorp	GCBC	Chicopee Bancorp	CBNK
Ocean Shore Holding Co	OSHC	Atlantic Coast Financial	ACFC
Provident Bancorp	PVBC	Wayne Savings	WAYN

Compensation Best Practices.  Our compensation program is designed to retain each named executive and align their compensation with short-term and long-term performance.  Toward that end, we use the following compensation best practices:
•
Our cash based bonus payments and our 2016 Pathfinder Bancorp, Inc. Equity Incentive Plan, approved by the shareholders at last year's Annual Meeting, are tied to both financial and non-financial performance measures and are subject to a "clawback" policy, providing for the partial or total return of the cash bonus in the event of a restatement of our financial statements which makes the performance measures no longer valid;

•	No tax "gross ups" are included in any employment related agreement;
•	Our perquisites and personal benefits are limited to those that support a documented business purpose;
•
Our change in control provisions in the Company's employment and other agreements with its Named Executive Officers provide for payment only upon termination of employment or job diminishment with a change in control (a so called "double trigger" event);

•	We use appropriate peer groups when establishing compensation; and
•	We balance short and long-term incentives.
Compensation Program Elements.  The Compensation Committee, with the assistance of Warren, has incorporated the following elements into the corporate program to meet the documented corporation philosophy:
•	Cash based salary and employment benefits that are competitive within our peers;
•	Cash based bonus, directly linking pay to both company and individual performance;
•	An equity plan designed to align the executives' interest with the company's shareholders in achieving long term performance.
•	A qualified 401(k) plan allowing executives to defer "pre-tax" earnings toward retirement;
•	Employee Stock Ownership Plan rewarding long term service to the Company;
•	A defined contribution supplemental executive retirement plan (SERP) rewarding long term service to the Company;
•	Executive deferred compensation plan allowing executives to defer income for retirement purposes;
•	Insurance programs designed to replace income in the event of sickness, accident or death; and
•	Limited perquisites based on demonstrated business purpose.

EXECUTIVE COMPENSATION
Summary Compensation Table. The following table shows the compensation of Thomas W. Schneider, our principal executive officer, and the two other most highly compensated executive officers ("Named Executive Officers") that received total compensation of $100,000 or more during the past fiscal year for services to Pathfinder Bancorp, Inc. or any of its subsidiaries during the years ended December 31, 2016 and 2015, respectively.
Summary Compensation Table
						Non-Qualified
					Restricted	Deferred
				Stock	Stock	Compensation	All Other
Name and		Salary	Bonus	Options	Awards	Earnings	Compensation	Total
Principal Position	Year	($)	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($)

Thomas W. Schneider,	2016	325,000	52,964	94,636	179,512	2,569	121,749	776,430
President and Chief	2015	325,000	49,570	-	-	2,029	116,232	492,831
Executive Officer

James A. Dowd	2016	195,000	22,394	56,779	83,774	3,464	63,282	424,693
Executive Vice President	2015	176,215	23,437	-	-	2,798	53,970	256,420
Chief Operating Officer and
Chief Financial Officer

Ronald Tascarella	2016	190,000	22,582	56,779	83,774	556	56,016	409,707
Executive Vice President	2015	160,000	20,892	-	-	209	49,623	230,724
Chief Credit Officer

(1)	Current year performance-based bonus awards were paid during March 2017.
(2)
Represents the grant date fair value of the stock option awards granted to the Named Executives under the 2016 Equity Incentive Plan. The grant date fair value of the stock option awards has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718).  Assumptions used in the calculations of these amounts are included in Note 15 to our Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 31, 2017.  While these options are included in this year's compensation table pursuant to SEC rules, they vest over a seven year period, commencing May 6, 2017.

(3)
Represents the grant date fair value of $11.35 for the restricted stock awards granted to the Named Executives under the 2016 Equity Incentive Plan. While these restricted stock awards are included in this year's compensation table pursuant to SEC rules, they vest over a seven year period, commencing May 6, 2017.

(4)	The non-qualified deferred compensation earnings represents the above market or preferential earnings on compensation that was deferred by each Named Executive Officer.
(5)	All other compensation represents the following for each Named Executive Officer:

Named Executive	Year	Employee Savings Plan Company Contribution	Automobile Expense Reimbursement	Club Dues	Life Insurance Premium	*ESOP	Supplemental Executive Retirement Plan	Total
		($)	($)	($)	($)	($)	($)	($)
Thomas W. Schneider	2016	19,920	16,347	5,077	407	24,430	55,568	121,749
James A. Dowd	2016	14,008	-	-	407	21,827	27,040	63,282
Ronald Tascarella	2016	15,942	-	-	407	12,627	27,040	56,016

*The ESOP value is calculated based on the Company's stock price of $13.49 per share as of December 31, 2016.

Employment Agreement.  The Company and its operating subsidiary, Pathfinder Bank, entered into an employment agreement with Thomas W. Schneider.  The agreement has an initial term of three years.  Unless notice of non-renewal is provided, the agreement renews annually.  The agreement provides for the payment of a base salary, which will be reviewed at least annually, and which may be increased.  Under the agreement, the 2017 base salary for Mr. Schneider is $325,000.   In addition to the base salary, the agreement provides for, among other things, participation in employee and welfare benefit plans and incentive compensation and bonus plans applicable to senior executive employees, and reimbursement of business expenses.

Mr. Schneider is entitled to severance payments and benefits in the event of termination of employment under specified circumstances.  In the event his employment is terminated for reasons other than for cause, disability or retirement, or in the event he resigns during the term of the agreement following:

(1)	the failure to elect or re-elect or to appoint or re-appoint the executive to his executive position or as a Director;

(2)	a material change in the executives' functions, duties, or responsibilities, which change would cause the executives' position to become one of lesser responsibility, importance or scope;

(3)	the liquidation or dissolution of Pathfinder Bancorp, Inc. or the Bank, other than liquidations or dissolutions that are caused by reorganizations that do not affect the status of the executives;

(4)	a relocation of the executives' principal place of employment by more than 30 miles from its location as of the date of the agreements;

(5)	a material breach of the agreements by Pathfinder Bancorp, Inc. or the Bank; or

Mr. Schneider will be entitled to a severance payment equal to three times the sum of his base salary and the highest rate of bonus awarded to him during the prior three years, payable as a single cash lump sum distribution within 30 days following his date of termination.  In addition, Pathfinder Bancorp, Inc. or the Bank will continue to provide him with continued life insurance and non-taxable medical and dental coverage for 36 months.

If he voluntarily resigns (without the occurrence of the specified circumstances listed above) from his employment with Pathfinder Bancorp, Inc. and the Bank, the Board will have the discretion to provide severance pay to him, provided, however, that such amount does not exceed three times the average of the executives' three preceding years' base salary, including bonuses, any other cash compensation paid  during such years, and the amount of contributions made on behalf of him to any employee benefit plans maintained by Pathfinder Bancorp, Inc. or the Bank during such years.

Upon the occurrence of a change in control of Pathfinder Bancorp, Inc. or the Bank followed by the Mr. Schneider's termination of employment for any reason, other than for cause, he will be entitled to receive a single cash lump distribution equal to 2.99 times his average base salary over the previous five years, including bonuses, any other cash compensation paid to him during such years, and the amount of contributions made on behalf of him to any employee benefit plans maintained by Pathfinder Bancorp, Inc. or the Bank during such years.  In addition, Pathfinder Bancorp, Inc. or the Bank will continue to provide him with continued life insurance and non-taxable medical and dental coverage for 36 months.  In the event payments made to him include an "excess parachute payment," as defined in Section 280G of the Internal Revenue Code, the payment will be reduced by the minimum dollar amount necessary to avoid this result.  Should he become disabled, he would be entitled to receive his base salary for one year, where the payment of base salary will commence within 30 days from the date he is determined to be disabled, and will be payable in equal monthly installments.

Upon his voluntary resignation from employment (without the occurrence of the specified circumstances listed above) he agrees not to compete with Pathfinder Bancorp, Inc. or the Bank for one year following his resignation.

Change of Control Agreements.   Pathfinder Bancorp, Inc. and Pathfinder Bank have entered into a Change of Control Agreement with James A. Dowd and Ronald Tascarella which provides certain benefits to them should they be "dismissed" from employment within a twelve month period following a change of control of the Company or the Bank.  Although "dismissal" does not include a termination for cause or voluntary termination, it does include the executive's resignation as a result of:

•	a material change in the executive's functional duties or responsibilities which would cause the executive's position to become one of lesser responsibility, importance of scope.

•	a relocation of the executive's principal place of employment by more than 30 miles from its location as of the date of the agreement.

•	a material reduction in the benefits to the executive as of the date of the agreement.

In the event of such dismissal, the executive, or his beneficiary should he die subsequent to the dismissal, is entitled to a lump sum payment equal to his most recent annual base salary plus bonuses and any other cash compensation paid to the executive within the most recent twelve (12) month period.  The executive is also entitled to continued life, medical and dental coverage for a period of twelve months subsequent to the dismissal, and will become fully vested in any stock option plans, deferred compensation plans, or restricted stock plans in which he participates.

Defined Contribution Supplemental Retirement Income Agreements.  The Bank adopted a Supplemental Executive Retirement Plan (the "SERP"), effective January 1, 2014.  The SERP benefits certain key senior executives of the Bank who are selected by the Board to participate, including our Named Executive Officers, Thomas W. Schneider, Ronald Tascarella and James A. Dowd.  The SERP is intended to provide a benefit from the Bank upon retirement, death, disability or voluntary or involuntary termination of service (other than "for cause"), subject to the requirements of Section 409A of the Internal Revenue Code.  Accordingly, the SERP obligates the Bank to make a contribution to each executive's account on the last business day of each calendar year.  In addition, the Bank, may, but is not required to, make additional discretionary contributions to the executive's accounts from time to time.  All executives currently participating in the SERP, including the Named Executive Officers, are fully vested in the Bank's contribution to the plan.  In the event the executive is terminated involuntarily or resigns for good reason within 24 months following a change in control, the Bank is required to make additional annual contributions the lesser of:  (1) three years or (2) the number of years remaining until the executive's benefit age, subject to potential reduction to avoid an excess parachute payment under Code Section 280G.  In the event of the executive's death, disability or termination within 24 months after a change in control, the executive's account will be paid in a lump sum to the executive or his beneficiary, as applicable.  In the event executive is entitled to a benefit from the SERP due to retirement or other termination of employment, the benefit will be paid either in a lump sum or in 10 annual installments as detailed in the executive's participant agreement.

Executive Deferred Compensation Plan.  Pathfinder Bank maintains an Executive Deferred Compensation Plan for a select group of management employees, including our Named Executive Officers.  A participant in the plan is eligible to defer, on a monthly basis, a percentage of compensation received from the Bank, up to $750.  The participant's deferred compensation will be held by the Bank subject to the claims of the Bank's creditors in the event of the Bank's insolvency.

Upon the earlier of the date on which the participant terminates employment with the Bank or attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled to his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of Pathfinder Bancorp, Inc. or the Bank followed by the participant's termination of employment within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.  Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, the Bank will pay the participant's beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the participant's date of disability.  Such benefit will commence within 30 days following the date on which the participant is disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant's beneficiary will be entitled to receive a survivor benefit.

2010 Stock Option Plan. The Pathfinder Bancorp, Inc. 2010 Stock Option Plan (the "2010 Stock Option Plan") was approved at our 2010 Annual Meeting. The 2010 Stock Option Plan authorized the issuance of up to 150,000 shares of common stock pursuant to grants of stock option awards to our senior executive officers and outside directors. The options that were granted vest over 5 years (20% per year for each year of the participant's service), had an exercise price of $9.00, (the market price on the date of the grant) and have an exercise period of 10 years from the date of the grant, June 23, 2011. As a result of the second step conversion of Pathfinder Bancorp, MHC into a fully-converted stock holding company as Pathfinder Bancorp, Inc., both the number of options and the exercise price were adjusted by the exchange ratio of 1.6472.
2016 Equity Incentive Plan. The Pathfinder Bancorp, Inc. 2016 Equity Incentive Plan (the "2016 Equity Incentive Plan") was approved at our 2016 Annual Meeting. The 2016 Equity Incentive Plan authorized the issuance of up to 263,605 shares of common stock pursuant to grants of stock option awards to our senior executive officers and outside directors. The options that were granted vest over seven years (14.3% per year for each year of the participant's service), had an exercise price of $11.35, (the market price on the date of the grant) and have an exercise period of 10 years from the date of the grant, May 6, 2016.

The 2016 Equity Incentive Plan also authorized the issuance of 105,442 shares of common stock pursuant to grants of restricted stock awards to our senior executive officers and outside directors. The restricted stock awards vest over seven years (14.3% per year for each year of the participant's service). The following table sets forth information with respect to our outstanding 2010 Stock Option Plan and the 2016 Equity Incentive Plan awards for the Named Executive Officers.

Outstanding Equity Awards at Year-End.  The following table sets forth information with respect to our outstanding equity awards as of December 31, 2016 for the Named Executive Officers.
Name	Number of securities underlying unexercised options exercisable (1)		Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of shares or units of restricted stock that have not vested	Market value of shares or units of restricted stock that have not vested (3)
	(#)		(#)	($)		(#)	($)
Thomas W. Schneider	19,591	(2)	-	5.46	06/23/21	-
	-		26,361	11.35	05/06/26	15,816	213,358
James A. Dowd	22,237	(2)	-	5.46	06/23/21	-
	-		15,816	11.35	05/06/26	7,381	99,570
Ronald Tascarella	7,001	(2)	-	5.46	06/23/21	-
	-		15,816	11.35	05/06/26	7,381	99,570
(1)	At December 31, 2016, there are 48,829 stock options outstanding for the Named Executive Officers.
(2)	All 2010 stock options were fully vested as of June 23, 2016.
(3)	Reflects the per share value of the restricted stock awards as of December 31, 2016 of $13.49.

Defined Benefit Plan.  Pathfinder Bank maintains a tax-qualified noncontributory defined benefit plan ("Retirement Plan").  The Company "froze" the Retirement Plan effective June 30, 2012 ("Plan Freeze Date"). After the Plan Freeze Date, no employee is permitted to commence or recommence participation in the Plan and no further benefits accrue to any plan participants. Employment service after the Plan Freeze Date does continue to be recognized for vesting purposes, however.  Prior to the Plan Freeze Date, all salaried employees age 21 or older who worked for the Bank for at least one year and were credited with 1,000 or more hours of employment during the year were eligible to accrue benefits under the Retirement Plan.

At the normal retirement age of 65, the Retirement Plan is designed to provide a life annuity. The retirement benefit provided is equal to 1.5% of a participant's average monthly compensation for periods after May 1, 2004, through the plan freeze date described below and 2.0% of the participant's average monthly compensation for credited service prior to May 1, 2004 based on the average of the three consecutive years during the last 10 years of employment which provides the highest monthly average compensation multiplied by the participant's years of credited service (not to exceed 30 years) to the normal retirement date. Retirement benefits also are payable upon retirement due to early and late retirement. Benefits also are paid from the Retirement Plan upon a Participant's disability or death. A reduced benefit is payable upon early retirement at or after age 60. Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of five years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms. On December 31, 2016, the market value of the Retirement Plan trust fund was approximately $13.6 million. The Company was not required to make a contribution to the Plan in 2016.

Employee Savings Plan.  Pathfinder Bank maintains an Employee Savings Plan which is a profit sharing plan with a "cash or deferred" feature that is tax-qualified under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). All employees who have attained age 21 and have completed 90 days of employment during which they worked at least 1,000 hours are eligible to participate.

Participants may elect to defer a percentage of their compensation each year instead of receiving that amount in cash, in an amount up to 75% of their compensation to the 401(k) Plan, provided that the amount deferred does not exceed $18,000 for 2016.  In addition, for participants who are age 50 or older by the end of any taxable year, the participant may elect to defer additional amounts (called "catch-up contributions") to the 401(k) Plan.  The "catch-up contributions" may be made regardless of any other limitations on the amount that a participant may defer to the 401(k) Plan. The maximum "catch-up contribution" that a participant can make in 2016 is $6,000. For these purposes, "compensation" includes total compensation (including salary reduction contributions made under the 401(k) Plan or the flexible benefits plan sponsored by the Bank), but does not include compensation in excess of $270,000 for 2016. The Bank generally provides a match of 100% of the first 3% of the participating employees salary, plus 50% of the next 3% of the participating employees salary. All employee contributions and earnings thereon are fully and immediately vested.  Employer matching contributions vest at the rate of 20% per year beginning at the end of a participant's second year of service with the Bank until a participant is 100% vested after six years of service. Participants also will vest in employer matching contributions when they reach the normal retirement age of 65 or later, or upon death or disability regardless of years of service.  To partially offset the impact on employees due to the Retirement Plan freeze discussed above, the Company, on January 1, 2013, began making a 3% safe harbor contribution to all eligible participants in addition to the match contributions described above.  The employer safe harbor contribution is fully vested at all times.

For the plan year ended December 31, 2016, the Bank made a matching contribution in the amount of $300,000 to the 401(k) Plan. In addition, the Company made a $219,000 safe harbor contribution to the plan in 2016.

Employee Stock Ownership Plan.  Pathfinder Bank maintains an Employee Stock Ownership Plan ("ESOP"). Employees who are at least 21 years old with at least one year of employment with the Bank are eligible to participate.  On April 6, 2011, the ESOP acquired 125,000 shares of common stock to replenish its ability to make stock contributions to participants' accounts.  The shares were acquired pursuant to a loan obtained from a third party lender.  The Bank makes annual contributions to the ESOP which contributions are used by the ESOP to repay the ESOP loan.  In connection with the second step conversion and offering, the ESOP purchased an additional 105,442 shares, which equaled 4% of the shares issued in the offering.  In connection with such purchase, the ESOP borrowed sufficient funds from Pathfinder Bancorp, Inc. to both refinance the remaining outstanding balance on the third party loan and purchase the additional shares.

Benefits under the ESOP become vested in an ESOP participant at the rate of 20% per year, starting upon an employee's completion of one year of credited service, and will be fully vested upon completion of five years of credited service. Participants' interest in their account under the ESOP will also fully vest in the event of termination of service due to their normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable generally upon the participants' termination of employment with the Bank, and will be paid in the form of common stock, or to the extent participants' accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.

DIRECTORS' COMPENSATION
Each non-employee director receives an annual retainer of $13,100, a meeting fee of $800 for each Board meeting attended and $600 for each committee meeting attended, except for Executive Loan Committee fees which are $300.  The Board Chair receives an additional retainer of $12,000.  The Audit Committee Chairman receives an additional retainer of $6,000 and the chairman of all other committees receives an additional $100 for each committee meeting in which they serve in the capacity of committee chairman. Employee directors do not receive any fees.  We paid a total of $299,500 in director fees during the year ended December 31, 2016.
Set forth below is director compensation for each of our non-employee directors for the year ended December 31, 2016.
Director Compensation
					Non-qualified
		Fees earned			deferred
		or paid in	Stock	Restricted	compensation	All other
		cash	Options(1)	Stock (2)	earnings (3)	compensation (4)	Total
Name	Year	($)	($)	($)	($)	($)	($)
David A. Ayoub	2016	41,100	29,173	39,895	2,223	-	112,391
William A. Barclay	2016	27,400	29,173	39,895	1,112	-	97,580
Chris R. Burritt	2016	47,200	29,173	39,895	22,238	-	138,506
John P. Funiciello	2016	30,400	29,173	39,895	2,223	-	101,691
Adam C. Gagas	2016	35,000	29,173	39,895	-	-	104,068
George P. Joyce	2016	34,600	29,173	39,895	7,458	-	111,126
Melanie Littlejohn	2016	23,917	29,173	39,895	-	-	92,985
John F. Sharkey	2016	32,800	29,173	39,895	-	-	101,868
Lloyd "Buddy" Stemple	2016	27,083	29,173	39,895	4,846	-	100,997

(1)
At December 31, 2016 each director had 8,787 stock options.  The valuation for the year ended December 31, 2016 represents the grant date fair value of the stock option awards granted to the directors under the 2016 Equity Incentive Plan. The grant date fair value of the stock option awards has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718).  Assumptions used in the calculations of these amounts are included in Note 15 to our Financial Statements in our Annual Report on Form 10-K filed with the SEC on March 31, 2017. While the stock options are included in this year's compensation table pursuant to SEC rules, they vest over a five year period, commencing May 6, 2017.

(2)
At December 31, 2016, each director had 3,515 restricted stock awards. The valuation for the year ended December 31, 2016 represents the grant date fair value of the restricted stock awards granted to the directors under the 2016 Equity Incentive Plan.  While the restricted stock awards are included in this year's compensation table pursuant to SEC rules, they vest over a five year period, commencing May 6, 2017.

(3)	The non-qualified deferred compensation earnings represents the above market or preferential earnings on compensation that was deferred by each named director to the Trustee Deferred Fee Plan.
(4)	No named director received perquisites and any other personal benefits that exceeded, in the aggregate, $10,000.

Director fees are reviewed annually by the Compensation Committee for recommendation to the Board of Directors.  The committee reviews relevant peer group data similar to that used in the executive compensation review.  The Committee believes that an appropriate compensation is critical to attracting, retaining and motivating directors who have the qualities necessary to direct the Company.  Mr. Warren, our compensation consultant, concluded in his 2014 study that Director Compensation was comparable to peer banks, but suggested that additional efforts be made to align directors with shareholder interests.  The Board of Directors took Mr. Warren's suggestions into consideration in the design of the 2016 Equity Incentive Plan approved by the shareholders last year.

Trustee (Director) Deferred Fee Plan.  Pathfinder Bank maintains the Trustee Deferred Fee Plan for members of the Boards of Directors of Pathfinder Bank and Pathfinder Bancorp, Inc.  A participant in the plan is eligible to defer, on a monthly basis, the lesser of (i) $2,000 or (ii) 100% of the monthly fees the participant would be entitled to receive each month.  The participant's deferred fees will be held by the Bank subject to the claims of the Bank's creditors in the event of the Bank's insolvency.

Upon the earlier of the date on which the participant's services are terminated or the participant attains his or her benefit age (as designated by the participant upon joining the plan), the participant will be entitled his or her deferred compensation benefit, which will commence on the date the participant attains his or her elected benefit age and will be payable in monthly installments for 10 years.  In the event of a change in control of Pathfinder Bancorp, Inc. or the Bank followed by the participant's termination of services within 36 months thereafter, the participant will receive a deferred compensation benefit calculated as if the participant had made elective deferrals through his or her benefit age.   Such benefit will commence on the date the participant attains his or her benefit age and will be payable in monthly installments for 10 years.  If the participant dies after commencement of payment of the deferred compensation benefit, the Bank will pay the participant's beneficiary the remaining payments that were due.

In the event the participant becomes disabled, the participant will be entitled to receive the deferred compensation benefit as of the date of the participant's disability.  Such benefit will commence within 30 days following the date on which the participant is determined to be disabled and will be payable in monthly installments for 10 years.  If the participant dies prior to the commencement of payment of the deferred compensation benefit, the participant's beneficiary will be entitled to receive a survivor benefit.

NOMINATING/GOVERNANCE COMMITTEE

The Nominating/Governance Committee met two times in the year ended December 31, 2016 to address issues concerning corporate governance, succession planning, and to nominate directors to fulfill the terms of the upcoming year. In the year ended December 31, 2016, the Nominating/Governance Committee was comprised of Directors Barclay, Gagas, Joyce and Stemple, all of whom were "independent" pursuant to the NASDAQ listing requirements. The Nominating/Governance Committee has a charter which is available at our website at http://www.pathfinderbank.com/investor-relations.

Among other things, the functions of the Nominating/Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for shareholder approval;
•	to review and monitor compliance with the requirements for board independence; and
•	to review the committee structure and make recommendations to the Board regarding committee membership.
The Nominating/Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Nominating/Governance Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Nominating/Governance Committee would solicit suggestions for director candidates from all Board members. In addition, the Nominating/Governance Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.

The Nominating/Governance Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;
•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;
•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;
•	is familiar with the communities in which we operate and/or is actively engaged in community activities;
•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our shareholders;
•	has the capacity and desire to represent the balanced, best interest of our shareholders as a group, and not primarily a special interest group or constituency; and
•
Has had a principal residence for two years on a continuous basis within the following counties in New York – Oswego, Jefferson, Lewis, Oneida, Onondaga or Cayuga.  Our Bylaws provide that this provision may be overridden by two-thirds vote of the Board of Directors.

The Nominating/Governance Committee will also take into account whether a candidate satisfies the criteria for "independence" under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an Audit Committee Financial Expert.
The Nominating/Governance Committee will consider candidates for the Board of Directors recommended by shareholders. In order to make a recommendation to the Board of Directors, a shareholder must own no less than 500 shares of the Company. Shareholders who are so qualified may send their recommendations to our Corporate Secretary for forwarding to the Nominating/Governance Committee. In light of the due diligence required to evaluate recommendations, said recommendations for candidates for the 2018 annual meeting must be received by the Nominating/Governance Committee by June 30, 2017.
Shareholders may submit the names of candidates to be considered in writing to our Corporate Secretary, at 214 West First Street, Oswego, New York 13126. The submission must include the following information:
•
the name and address of the shareholder as it appears on our books, and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder's ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder's ownership should be provided);

•	a statement of the candidate's business and educational experience;
•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•	a statement detailing any relationship between us and the candidate;
•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

The Nominating/Governance Committee will consider shareholder recommendations made in accordance with the above similarly to any other nominee proposed by any other source. We have not paid a fee to any third party to identify or evaluate any potential nominees. Moreover, the Nominating/Governance Committee has not received within the last year a recommended nominee from any shareholder.

 AUDIT COMMITTEE
In 2016, the Audit Committee consisted of Directors Ayoub, Gagas, Funiciello and Sharkey.  The Audit Committee meets on a periodic basis with the internal auditor to review audit programs and the results of audits of specific areas, on regulatory compliance issues, as well as to review information to further their financial literacy skills. The Audit Committee meets with the independent registered public accounting firm ("the Auditors") to review quarterly and annual filings, the results of the annual audit and other related matters. The Chairman of the Audit Committee may meet with the Auditors on quarterly filing issues in lieu of the entire committee. The Audit Committee met five times in 2016. Each member of the Audit Committee is "independent" as defined in the listing standards of NASDAQ and SEC Rule 10A(m)-3. Our Board of Directors has adopted a written charter for the Audit Committee which is available on our website at http://www.pathfinderbank.com/investor-relations.
The Audit Committee maintains an understanding of our key areas of risk and assesses the steps management takes to minimize and manage such risks; selects and evaluates the qualifications and performance of the Auditors; ensures that the internal and external auditors maintain no relationship with management and/or us that would impede their ability to provide independent judgment; oversees the adequacy of the systems of internal control; reviews the nature and extent of any significant changes in accounting principles; and oversees that management has established and maintained processes reasonably calculated to ensure our compliance with all applicable law, regulations, corporate policies and other matters contained in our Code of Ethics which is available on our website at http://www.pathfinderbank.com/investor-relations. The Audit Committee has established procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

The Board of Directors of Pathfinder Bancorp, Inc. has determined that Mr. Ayoub qualifies as an Audit Committee financial expert serving on the committee. Mr. Ayoub meets the criteria established by the Securities and Exchange Commission.
Our Auditors for 2016 were Bonadio & Co., LLP.
Audit Fees
Bonadio & Co., LLP billed us a total of $149,146 and $128,845 for 2016 and 2015, respectively, for the audit of our 2016 and 2015 annual consolidated financial statements, review of our Annual Report on Form 10-K, review of consolidated financial statements included in Forms 10-Q, and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

Audit-related fees

Bonadio & Co., LLP billed us a total of $40,426 and $50,270 for 2016 and 2015, respectively, for audit-related fees, which included professional services rendered for the three annual audits of the Company's employee benefit plans.

Recurring and non-recurring tax services

Bonadio & Co., LLP billed us a total of $33,525 and $34,675 in 2016 and 2015, respectively, for tax fees which included the preparation of state and federal tax returns, calculation of the quarterly tax estimates, and other tax-related consulting.  Recurring and non-recurring tax services included assistance in connection with the New York State Franchise tax examination.

All Other Fees

 Bonadio & Co., LLP billed us a total of $12,345 and $5,500 for 2016 and 2015, respectively,  for other fees which included cost segregation studies and tangible property write-offs and SEC comment letter review in 2016, and cost segregation studies in 2015.

Policy On Audit Committee Pre-Approval Of Audit And Non-Audit Services Of The Independent Registered Public Accounting Firm

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by the Auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The Auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the Auditors in accordance with this pre-approval, and the fees for the services performed to date. All of the non-audit fees incurred in 2016 and 2015  were preapproved pursuant to our policy.
The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its Auditors. The Audit Committee concluded that performing such services in 2016 did not affect the auditors' independence in performing their function as independent registered public accounting firm.

Audit Committee Report

In accordance with rules established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:
As part of its ongoing activities, the Audit Committee has:
•	Reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2016;
•	Discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees;
•
Received the written disclosures and the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm their independence; and

•	Considered the compatibility of non-audit services described above with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016. The Audit Committee appointed Bonadio & Co., LLP as Auditors for 2017, which appointment the shareholders will be asked to ratify at the 2017 Annual Meeting.
This report has been provided by the Audit Committee:
Messrs. Ayoub, Gagas, Funiciello and Sharkey
SHAREHOLDER COMMUNICATIONS
The Board of Directors has established a process for shareholders to send communications to a director by either United States mail or electronic mail. Any shareholder who desires to communicate directly with our directors should send their communication to Board of Directors, Pathfinder Bancorp, Inc., 214 West First Street, Oswego, New York 13126 or by email to directors@pathfinderbank.com. The communication should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	Forward the communication to the director or directors to whom it is addressed;
•	Attempt to handle the inquiry directly, for example where it is a request for information about us or it is a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
At each Board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.
ATTENDANCE AT ANNUAL MEETINGS
The Company does not have a policy regarding the attendance of Board members at the Annual Meeting, although all are encouraged to attend.  Nine of our directors attended the 2016 Annual Meeting.

CODE OF ETHICS

We have adopted a Code of Ethics that is applicable to our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on our website at http://www.pathfinderbank.com/investor-relations.  Amendments to, and waivers from, the Code of Ethics will also be disclosed on our website.

PROPOSAL 2 -RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has approved the engagement of Bonadio & Co., LLP to be our independent registered public accounting firm for 2017.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Bonadio & Co., LLP, for the year ending December 31, 2017. A representative of Bonadio & Co., LLP is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires. Information regarding our engagement of Bonadio & Co., LLP is set forth under "Audit Committee."

In order to ratify the selection of Bonadio & Co., LLP, as our independent registered public accounting firm for 2017, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF BONADIO & CO., LLP AS AUDITORS FOR 2017.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office, 214 West First Street, Oswego, New York 13126, no later than December 6, 2017. Any such proposals shall also be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
Our Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, Pathfinder Bancorp, Inc.'s Secretary must receive written notice not less than 80 days nor more than 90 days prior to any such meeting; provided, however, that if less than 90 days' notice or prior public disclosure of the date of the meeting is given to shareholders, such written notice shall be delivered or mailed to and received by the Secretary of Pathfinder Bancorp, Inc. at its principal executive office not later than the tenth day following the day on which notice of the meeting was mailed to shareholders or such public disclosure was made.
The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on Pathfinder Bancorp, Inc.'s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Pathfinder Bancorp, Inc. which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
The notice with respect to director nominations must include (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person's qualification to serve on the board of directors of Pathfinder Bancorp, Inc.; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of the Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the shareholder giving the notice: (i) the name and address of such shareholder as they appear on Pathfinder Bancorp, Inc.'s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of Pathfinder Bancorp, Inc. which are owned beneficially or of record by such shareholder and such beneficial owner; (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act of 1934 or any successor rule or regulation.
The 2018 annual meeting of shareholders is expected to be held May 2, 2018.  Advance written notice for certain business, or nominations to the board of directors, to be brought before the next annual meeting must be given to us no earlier than February 1, 2018 and no later than February 11, 2018.  If notice is received before February 1, 2018 or after February 11, 2018, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.

Nothing in this paragraph shall be deemed to require the  Company  to  include in its proxy statement and proxy relating to an annual meeting any shareholder proposal which does not meet all of the requirements for inclusion  established  by  the  SEC  in  effect  at  the  time such proposal is received.

OTHER MATTERS
The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

BY ORDER OF THE BOARD OF DIRECTORS

Edward A. Mervine
Secretary
Oswego, New York
April 5, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement, Annual Report and Form 10-K and Proxy Card are available at http://www.pathfinderbank.com/annualmeeting.

PATHFINDER BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on May 4, 2017.

Vote by Internet

- Go to **www.investorvote.com/PBHC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of Directors:

	For	Withhold
01 - William A. Barclay (three year term)	☐	☐
02 - Chris R. Burritt (three year term)	☐	☐
03 - George P. Joyce (three year term)	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

02JZ8A

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — PATHFINDER BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting") which will be held at The American Foundry, 246 West Seneca Street, Oswego, New York on May 5, 2017 at 10:00 a.m., Eastern Time. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the Shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Meeting, Annual Report containing financial statements, and a proxy statement dated April 5, 2017.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

PATHFINDER BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of Directors:

Nominee	For	Withhold
01 - William A. Barclay (three year term)	☐	☐
02 - Chris R. Burritt (three year term)	☐	☐
03 - George P. Joyce (three year term)	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

02JZ9A

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — PATHFINDER BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 5, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting") which will be held at The American Foundry, 246 West Seneca Street, Oswego, New York on May 5, 2017 at 10:00 a.m., Eastern Time. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the Shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy statement prior to a vote being taken on a particular proposal at the Meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Meeting, Annual Report containing financial statements, and a proxy statement dated April 5, 2017.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

PATHFINDER BANCORP, INC.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EST, on April 26, 2017.

Vote by Internet

- Go to **www.investorvote.com/PBHC**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1. Election of Directors:

Nominee	For	Withhold
01 - William A. Barclay (three year term)	☐	☐
02 - Chris R. Burritt (three year term)	☐	☐
03 - George P. Joyce (three year term)	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.   /   /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

02JZAB

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PATHFINDER BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 5, 2017
This ESOP Vote Authorization Form is solicited by the ESOP Trustee

The ESOP participant signing on the reverse side hereby directs the ESOP Trustee to vote all shares of common stock of Pathfinder Bancorp, Inc. as to which the ESOP participant is entitled to direct the voting at the Annual Meeting of Shareholders ("Annual Meeting"), to be held at The American Foundry, 246 West Seneca Street, Oswego, NY, 13126 at 10:00 a.m. Eastern Time, on May 5, 2017. The ESOP Trustee is authorized to cast all votes with respect to the shares allocated to the ESOP Participant's account as indicated on the reverse side.

THE VOTE AUTHORIZATION FORM WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, AND THE ESOP VOTE AUTHORIZATION FORM IS RETURNED SIGNED, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

THE ESOP TRUSTEE WILL VOTE ANY SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE ESOP. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Please complete, date, sign and mail this proxy card in the enclosed postage-paid envelope.